Exhibit 23.1




Independent Auditors' Consent



The Board of Directors
Arrow-Magnolia International, Inc.


We consent to the incorporation by reference in the Registration Statements (Nos. 333-47709 and 333-01511) on Form S-8 of our report dated February 6, 1998, relating to statements of income, stockholders' equity, and cash flows of
Arrow-Magnolia International, Inc. for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-KSB of Arrow-Magnolia, International, Inc.




							KPMG LLP



Dallas, Texas
March 30, 2000